Exhibit 99.1

CONSENT OF INDEPENDENT VALUATION FIRM

We hereby consent to the reference to our name and the description of our role in the valuation process described under the heading “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Net Asset Value Calculation” in Part II, Item 5 of the Annual Report on Form 10-K for the period ended December 31, 2021 of Ares Industrial Real Estate Income Trust Inc. (the “Company”), filed by the Company with the Securities and Exchange Commission on the date hereof, being included or incorporated by reference in the Company’s Registration Statement on Form S-8 (File No. 333-228818). We also hereby consent to the same information and the reference to our name under the caption “Experts” being included or incorporated by reference in the Company’s Registration Statement on Form S-11 (File No. 333-255376) and the related prospectus and prospectus supplements that are a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Altus Group U.S., Inc.
March 9, 2022	Altus Group U.S., Inc.